Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation August 2025

Forward - Looking Statements and Non - GAAP Financial Measures 2 Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith, and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation, including risks related to economic downturns, substantial competition and rising operating costs ; the impacts from the Russia/Ukraine conflict and conflict in the Middle East, including economic volatility and the impacts of export controls and other economic sanctions ; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, including the impact of the use of leverage through options, short sales, swaps, forwards and other derivative instruments ; risk related to our ability to comply with the covenants in our senior notes and the risk of foreclosure on the assets securing our notes ; declines in the fair value of our investments, losses in the private funds and loss of key employees ; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940 , as amended, or to be taxed as a corporation ; risks related to short sellers and associated litigation and regulatory inquiries ; risks related to our general partner and controlling unitholder ; pledges of our units by our controlling unitholder ; risks relating to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, declines in global demand for crude oil, refined products and liquid transportation fuels, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results ; risks related to potential strategic transactions involving our Energy segment, and the impact of tariffs ; risks related to our automotive activities and exposure to adverse conditions in the automotive industry, including as a result of the Chapter 11 filing of our automotive parts subsidiary ; risks related to our food packaging activities, including competition from better capitalized competitors, inability of our suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology ; supply chain issues ; inflation, including increased costs of raw materials and shipping, labor shortages and workforce availability ; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies ; risks related to our home fashion operations, including changes in the availability and price of raw materials, manufacturing disruptions, and changes in transportation costs and delivery times ; political and regulatory uncertainty, including changing economic policy and the imposition of tariffs . These and other risks and uncertainties are described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10 - K and our quarterly reports on Form 10 - Q under the caption “Risk Factors” . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value. The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2024 and our subsequent quarterly reports on Form 10 - Q . A reconciliation of these non - GAAP financial measures to the most directly comparable U . S . GAAP financial measures can be found in the back of this presentation .

Company Overview 3

Overview of Icahn Enterprises 4 (1) Based on August 1, 2025, closing price of $8.98 (2) Investment segment Assets represents total equity (equity attributable to IEP was approximately $2.5 billion). • Icahn Enterprises L.P. (IEP) is a diversified holding company with operating businesses in Investment, Energy, Automotive, Real Estate, Food Packaging, Home Fashion and Pharma • IEP is majority owned and controlled by Carl Icahn • Over many years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP • As of June 30, 2025, Carl Icahn and his affiliates owned approximately 86% of IEP’s outstanding depositary units • As of August 1, 2025, IEP has a $2.00 annualized distribution, which is a 22.3% yield (1) • IEP has liquidity through its investment in the Investment Funds of approximately $2.5 billion as of June 30, 2025 Twelve Months Ended June 30, 2025 As of June 30, 2025 ($Millions) Adjusted EBITDA Attributable to IEP Net Income (Loss) Attributable to IEP Net Sales and Other Revenue from Operations Assets ($92) ($92) $0 $2,464 Investment (2) (100) (245) 7,188 4,439 Energy 21 (66) 1,450 1,829 Automotive 23 (24) 389 430 Food Packaging 7 37 84 483 Real Estate 3 (11) 179 224 Home Fashion 33 7 115 253 Pharma (30) (269) 0 1,467 Holding Company ($135) ($663) $9,405 $11,589

Summary Corporate Organizational Chart


Holding Company Segment
Icahn Enterprises G.P. Inc.
1% GP
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP
1% GP
Icahn Enterprises Holdings L.P.
91%
Food Packaging Segment: Viskase Companies, Inc. (OTCPK: VKSC)
One of the worldwide leaders in cellulosic, fibrous and plastic casings for the processed meat industry
As of 6/30/2025, Icahn Enterprises had interests in the Investment Funds of approximately $2.5 billion
Investment Segment: Investment Funds
100%
100%
Automotive Segment: Icahn Automotive Group LLC
Primarily engaged in the automotive repair and maintenance services business
Engaged in rental commercial real estate, property development and associated club and resort activities
Real Estate Segment: Real Estate Holdings
100%
70%
Energy Segment: CVR Energy, Inc. (NYSE: CVI)
Independent refiner and marketer of petroleum transportation fuels and renewable fuels
Provider of home textile products for more than 200 years
Home Fashion Segment: WestPoint Home LLC
100%
3%
37%
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products
Specialty pharmaceutical company
Pharma Segment: Vivus LLC
100%

Note: Percentages denote equity ownership as of June 30, 2025. Excludes intermediary and pass-through entities.

5

Diversified Subsidiary Companies with Significant Inherent Value • IEP’s subsidiary companies possess key competitive strengths and/or leading market positions • IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Over 200 year heritage with some of the best known brands in home fashion and hospitality A worldwide leader in non - edible meat casings poised to capture further growth in emerging markets Strategically located mid - continent petroleum and renewable fuels refiner and nitrogen fertilizer producer Long - term real estate portfolio primarily consisting of investment properties, development, clubs and resorts Real Estate Segment Primarily engaged in the automotive repair and maintenance services business Dedicated to addressing the therapeutic needs of patients with serious medical conditions and life - limiting diseases 6

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and now has diversified its portfolio to seven operating businesses and approximately $15 billion of assets as of June 30, 2025.
- IEP's record is based on a long-term horizon that can enhance business value for continued operations and/or facilitate a profitable exit strategy.
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results.
  - In 2017, IEP sold American Railcar Leasing for $3.3 billion, resulting in a pre-tax gain of $1.7 billion.
  - In 2018, IEP sold Federal-Mogul for $5.1 billion, resulting in a pre-tax gain of $251 million, Tropicana for $1.5 billion, resulting in a pre-tax gain of $779 million, and American Railcar Industries for $1.75 billion, resulting in a pre-tax gain of $400 million.
  - In 2019, IEP sold Ferrous Resources for aggregate consideration of approximately $550 million (including repaid indebtedness), resulting in a pre-tax gain of $252 million.
  - In 2021, IEP sold PSC Metals for total cash consideration of approximately $323 million resulting in a pre-tax gain of $163 million.
- Acquired partnership interest in Icahn Capital Management L.P. in 2007.
  - IEP, Mr. Icahn and certain of Mr. Icahn's family members and affiliates are the sole investors in the Investment Funds.

Timeline of Significant Acquisitions and Exits

As of December 31, 2012[1]
- Mkt. Cap: $4.8bn
- Total Assets: $24.6bn

As of June 30, 2025[2]
- Mkt. Cap: $4.7bn
- Total Assets: $14.8bn

Year: 2012 | 2013 | 2015 | 2016 | 2017 | 2018 | 2019 | 2020 | 2021

2012 – CVR Energy
5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

2013 – American Railcar Leasing
10/2/13: Acquired 75% of ARL from companies wholly owned by Carl Icahn

2013 – CVR Refining & CVR Partners
2013: CVR Refining completed IPO and secondary offering. CVR Partners completed a secondary offering

2015 – Ferrous Resources
6/8/15: IEP acquired a controlling interest in Ferrous Resources

2015 – IEH Auto Parts Holding
6/1/15: Acquired substantially all of the auto part assets in the U.S. of Uni-Select Inc.

2016 – Pep Boys
2/4/16: IEP acquired Pep Boys

2017 – American Railcar Leasing
2017: Sale of ARL for $3.3 billion

2018 – American Railcar Industries
12/5/18: Sold American Railcar Industries for $1.75 billion

2018 – Federal-Mogul & Tropicana
10/1/18: Sold Federal-Mogul for $5.1 billion and Tropicana for $1.5 billion

2019 – Ferrous Resources
8/1/19: Sold Ferrous Resources for $550 million, IEP share of cash proceeds was $463 million

2020 – Vivus, Inc
12/11/20: Acquired all of the outstanding common stock of Vivus upon its emergence from bankruptcy

2021 – PSC Metals
12/7/21: Sold PSC Metals, LLC for $323 million

(1) Based on the closing stock price of $44.70 and approximately 107.0 million depositary and general partner equivalent units outstanding as of December 31, 2012
(2) Based on the closing stock price of $8.05 and approximately 584.89 million depositary and general partner equivalent units outstanding as of June 30, 2025

7

Ability to Maximize Shareholder Value Through Proven Activist Strategy • IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies • Activist strategy requires significant capital, rapid execution and willingness to take control of companies • Implement changes required to improve businesses 8 Purchase of Stock or Debt IEP pursues its activist strategy and seeks to promulgate change – Dealing with the board and management – Proxy fights – Tender offers – Taking control IEP’s investment and legal team is capable of unlocking a target’s hidden value – Financial/balance sheet restructuring – Operation turnarounds – Strategic initiatives – Corporate governance changes • Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist strategy • IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn • Active participation in the strategy and capital allocation for targeted companies • Not involved in day - to - day operations • IEP will make necessary investments to ensure subsidiary companies can compete effectively Putting Activism into Action

Overview of Operating Segments 9

Segment: Investment

Segment Description

- Our Investment segment is comprised of various private investment funds ("Investment Funds") in which we have general partner interests and through which we invest our proprietary capital
- We and Mr. Icahn and certain of his family members and affiliates are the only investors in the Investment Funds
- Fair value of IEP's investment in the Funds was approximately $2.5 billion as of June 30, 2025

Highlights and Recent Developments

- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial/balance sheet restructurings
  - Operational turnarounds
  - Strategic initiatives
  - Corporate governance changes
- As of June 30, 2025, the Funds had a net long notional exposure of 2%

Historical Segment Financial Summary

Investment Segment	FYE December 31,			LTM June 30,
($Millions)	2022	2023	2024	2025
Selected Income Statement Data:				
Adjusted EBITDA[2]	($223)	($1,353)	($242)	($156)
Net income (loss)	(223)	(1,353)	(242)	(156)
Adjusted EBITDA attributable to IEP[2]	(89)	(701)	(132)	(92)
Net income (loss) attributable to IEP	(89)	(701)	(132)	(92)
Returns	-2.4%	-16.9%	-3.5%	-3.5%
Segment Balance Sheet Data[3]:				
Equity attributable to IEP	4,184	3,243	2,703	2,464
Total Equity	9,150	5,360	4,200	3,602

Significant Holdings[1]

As of June 30, 2025		
Company	Mkt. Value ($mm)	% Ownership
American Electric Power	$607	1%
Southwest Gas	$560	10%
Caesars Entertainment	$300	5%
iff	$276	1%
Bausch Health	$231	9%

(1) Market value and percentage ownership are based on holdings and closing share price as of specified date and consist of shares owned and shares that may be acquired upon the exercise of forward contracts, and excludes the impact of cash-settled equity swap agreements, which from time to time have the effect of significantly increasing the economic exposure of the Investment Funds to particular portfolio investment positions.
(2) Refer to the Adjusted EBITDA reconciliations in the Appendix.
(3) Balance Sheet data as of end of each respective period.

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Segment: Energy

Segment Description

- CVR Energy, Inc. (NYSE: CVI) is a diversified holding company primarily engaged in the petroleum refining, renewable fuels, and nitrogen fertilizer manufacturing businesses through its interests in CVR Refining, LP and CVR Partners, LP (NYSE: UAN)
- CVR Refining is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continent of the United States
- The Renewables business refines feedstock, including soybean oil, corn oil, and other renewable feedstocks, into renewable diesel
- CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products

Historical Segment Financial Summary

Energy Segment ($Millions)	FYE December 31, 2022	FYE December 31, 2023	FYE December 31, 2024	LTM June 30, 2025
Selected Income Statement Data:				
Net sales	$10,896	$9,247	$7,610	$7,188
Adjusted EBITDA[1]	1,253	1,435	370	(21)
Net income (loss)	596	831	(4)	(326)
Adjusted EBITDA attributable to IEP[1]	707	869	171	(100)
Net income (loss) attributable to IEP	304	508	(18)	(245)
Segment Balance Sheet Data[2]:				
Total assets	4,735	5,259	4,751	4,439
Equity attributable to IEP	648	795	685	550

Highlights and Recent Developments

Petroleum

- Two strategically located Mid-Continent refineries close to Cushing, Oklahoma with total nameplate capacity of 206,500 bpd
- Direct access to crude oil and condensate fields in the Anadarko and Arkoma Basins
- Complimentary logistics assets and access to multiple key pipelines provide a variety of price advantaged crude oil supply options
- Historically high product yield vs peers: 97% liquid volume yield and 91% yield of gasoline and distillate[3]

Renewable

- Wynnewood hydrocracker converted to renewable diesel service in April of 2022 with rated capacity of 80 million gallons per year
- Feed pre-treater began operations in March of 2024 and enables processing of crude degummed soybean oil and inedible corn oil, providing lower cost feedstocks and improved yields of renewable diesel compared to purchasing pre-treated feeds
- Renewable Diesel unit capitalizes on Wynnewood's strategic location in the farm belt with access to a wide variety of feedstock supply

Fertilizer

- Two strategically located facilities serving the Southern Plains and Corn Belt
- Primarily engaged in the production of the nitrogen fertilizers ammonia and urea ammonium nitrate (UAN)
- Diverse feedstock exposure through petroleum coke and natural gas
- Declared a second quarter 2025 cash distribution of $3.89 per common unit bringing the cumulative distributions declared for 2025 of $6.15 per common unit

(1) Refer to the Adjusted EBITDA reconciliation in the Appendix.
(2) Balance Sheet data as of the end of each respective period.
(3) Based on total throughputs; for the twelve months ended June 30, 2025.

11

Segment: Automotive

Segment Description

- The Automotive segment is engaged in providing a full range of automotive repair and maintenance services, along with the sale of any installed parts or materials related to automotive services ("Automotive Services") to its customers, as well as sales of automotive aftermarket parts and retailed merchandise ("Aftermarket Parts"). We fully exited the Aftermarket Parts business in the first quarter of 2025. In addition to its primary business, the Automotive segment leases available and excess real estate in certain locations under long-term operating leases

Historical Segment Financial Summary

Automotive Segment [1]	FYE December 31,			LTM June 30,
($Millions)	2022	2023	2024	2025
Selected Income Statement Data:				
Net sales and other revenue from operations	$2,394	$1,741	$1,505	$1,450
Adjusted EBITDA[2]	(31)	113	77	21
Net income (loss)	(192)	(6)	(16)	(66)
Segment Balance Sheet Data[3]:				
Total assets	2,532	2,019	1,939	1,829
Equity attributable to IEP	1,530	1,096	1,099	1,032

Highlights and Recent Developments

- Automotive Services provides Do-It-For-Me automotive repair services for retail and fleet customers with over 800 stores and 7,000 service bays located in the United States and Puerto Rico
- The leadership team has focused on key strategic initiatives including:
  - Positioning the Automotive Services broad offerings to take advantage of opportunities in the do-it-for-me market and vehicle fleets
  - Evolving our current store footprint to keep pace with shifting market dynamics, with strategic investment in opening new locations with attractive growth potential and simultaneously closing our lowest and underperforming locations
  - Investment in, and strategic review of, capital projects within Icahn Automotive's owned and leased locations to increase leasing revenue, restructure lease liabilities, and reduce occupancy costs
  - Optimization of store and distribution center network while improving inventory and cost position
  - Investment to improve the overall customer experience through process, facilities and automation
  - Investment in employees with focus on training and career development
  - Business process improvements and sharing best practices through investments in people, technology, and our overall supply chain

(1) As of January 31, 2023, IEH Auto Parts Holdings LLC ("Auto Plus") was deconsolidated due to voluntary Chapter 11 bankruptcy proceedings.
(2) Refer to Adjusted EBITDA reconciliation in the Appendix.
(3) Balance Sheet data as of the end of each respective period.

12

All Other Operating Segments

All Other Operating Segments Description

- Real Estate: Our Real Estate segment consists of investment properties which includes land, retail, office and industrial properties leased to corporate tenants, the development and sale of single-family homes, and the operations of a resort and a country club
- Food Packaging: We conduct our Food Packaging segment through our majority owned subsidiary, Viskase Companies, Inc. (OTCPK:VKSC), a producer of cellulosic, fibrous and plastic casings for the processed meat and poultry industry
- Home Fashion: We conduct our Home Fashion segment through our wholly owned subsidiary, WestPoint Home LLC ("WPH"). WPH is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- Pharma: We conduct our Pharma segment through our wholly owned subsidiary, Vivus LLC. Vivus is a specialty pharmaceutical company with two approved therapies, two product candidates in active clinical development and two product candidates in early-stage development

Historical Segment Financial Summary

All Other Operating Segments (1)	FYE December 31,			LTM June 30,
($Millions)	2022	2023	2024	2025
Selected Income Statement Data:				
Net sales and other revenue from operations	$836	$859	$785	$767
Adjusted EBITDA(2)	71	121	92	69
Net income (loss)	(31)	20	(9)	6
Adjusted EBITDA attributable to IEP(2)	65	115	88	66
Net income (loss) attributable to IEP	(31)	19	(8)	9
Segment Balance Sheet Data(3):				
Total assets	1,497	1,439	1,421	1,390
Equity attributable to IEP	1,001	987	977	967

Highlights and Recent Developments

Real Estate

- Business strategy is based on long-term investment outlook and operational expertise that maximizes the value of our investment properties
- Our exclusive country club focuses on golf, dining, entertainment and other related activities that enhances the value of the surrounding home development
- Luxury single-family homes are being developed and sold surrounding our country club
- Recently renovated resort in Aruba offers amenities and facilities at a prime destination

Food Packaging

- Viskase operates plants in the United States, Mexico, Brazil, France, Italy, Germany, Poland, and the Philippines
- Steady growth is projected globally for cellulose casings, with more emphasis on South America and Asia Pacific markets
- Market demand is generally resilient as end products represent a cost-effective and attractive source of protein
- Consolidation continues to be a factor in casing markets, as large meat processors progressively increase scale and buying power
- Business remains focused on managing margins through reduction of complexity and manufactured cost, while optimizing sales mix with key customers globally

Home Fashion

- Focusing on core profitable customers and product lines
- Continued strength with hospitality customers and growth into new international markets including Asia, Africa, Australia, and the Middle East
- Advancing our sustainability efforts in line with our company and customer values
- Expanding competitive advantage in vertical manufacturing by implementing a new towel manufacturing plant

Pharma

- Focused on continued market share and prescription growth in the U.S. for Pancreaze and managing Qsymia introduction to generic competition in 2025
- Launched Qsiva into European and Middle East markets, with focus on growing prescription counts and expanding the number of approved countries
- Continued development of our pipeline products along with reviewing additional licensing opportunities for new commercial pharmaceuticals, with two products in advanced clinical development

(1) All Other operating segments include Food Packaging, Real Estate, Home Fashion, and Pharma. Results for each of these separate segments can be found in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K filed with the SEC.
(2) Refer to Adjusted EBITDA reconciliation in the Appendix.
(3) Balance Sheet data as of the end of each respective period.

13

Financial Performance 14

15 Financial Performance Net Income (Loss) Attributable to Icahn Enterprises Adjusted EBITDA Attributable to Icahn Enterprises (1) (1) Refer to the Adjusted EBITDA reconciliations in the Appendix. LTM June 30, FYE December 31, ($Millions) 2025 2024 2023 2022 Segments: Segments: ($100) $171 $869 $707 Energy ($245) ($18) $508 $304 Energy 21 77 113 (31) Automotive (66) (16) (6) (192) Automotive 23 38 59 45 Food Packaging (24) (5) 12 2 Food Packaging 7 10 28 20 Real Estate 37 (4) 16 7 Real Estate 3 4 3 (10) Home Fashion (11) (8) (6) (22) Home Fashion 33 36 25 10 Pharma 7 9 (3) (18) Pharma (13) 336 1,097 741 Subtotal (302) (42) 521 81 Subtotal (92) (132) (701) (89) Investment (92) (132) (701) (89) Investment (30) (30) (35) 27 Holding Company (269) (271) (504) (175) Holding Company ($135) $174 $361 $679 Consolidated ($663) ($445) ($684) ($183) Consolidated LTM June 30, FYE December 31, ($Millions) 2025 2024 2023 2022

Consolidated Financial Snapshot

($Millions)	FYE December 31,			Six months ended June 30,		LTM June 30,
	2022	2023	2024	2024	2025	2025
Net Income (Loss):						
Investment	($223)	($1,353)	($242)	($470)	($384)	($156)
Energy	596	831	(4)	103	(219)	(326)
Automotive	(192)	(6)	(16)	(2)	(52)	(66)
Food Packaging	2	13	(6)	4	(17)	(27)
Real Estate	7	16	(4)	(2)	39	37
Home Fashion	(22)	(6)	(8)	(1)	(4)	(11)
Pharma	(18)	(3)	9	4	2	7
Holding Company	(175)	(504)	(271)	(148)	(146)	(269)
Net income (loss)	**($25)**	**($1,012)**	**($542)**	**($512)**	**($781)**	**($811)**
Less: Net income (loss) attributable to non-controlling interests	158	(328)	(97)	(143)	(194)	(148)
Net income (loss) attributable to Icahn Enterprises	**($183)**	**($684)**	**($445)**	**($369)**	**($587)**	**($663)**
Adjusted EBITDA[1]:						
Investment	($223)	($1,353)	($242)	($470)	($384)	($156)
Energy	1,253	1,435	370	306	(85)	(21)
Automotive	(31)	113	77	57	1	21
Food Packaging	51	65	42	29	13	26
Real Estate	20	28	10	5	2	7
Home Fashion	(10)	3	4	2	1	3
Pharma	10	25	36	18	15	33
Holding Company	27	(35)	(30)	(13)	(13)	(30)
Consolidated Adjusted EBITDA	**$1,097**	**$281**	**$267**	**($66)**	**($450)**	**($117)**
Less: Adjusted EBITDA attributable to non-controlling interests	418	(80)	93	(45)	(120)	18
Adjusted EBITDA attributable to Icahn Enterprises	**$679**	**$361**	**$174**	**($21)**	**($330)**	**($135)**
Capital Expenditures	**$338**	**$303**	**$280**	**$134**	**$184**	**$330**

(1) Refer to the Adjusted EBITDA reconciliations in the Appendix.

16

Balance Sheet

	As of June 30, 2025								
($Millions)	Investment	Energy	Automotive	Food Packaging (1)	Real Estate (1)	Home Fashion (1)	Pharma (1)	Holding Company	Consolidated
ASSETS									
Cash and cash equivalents	$13	$596	$32	$9	$32	$3	$33	$1,086	$1,804
Cash held at consolidated affiliated partnerships and restricted cash	2,485	-	8	-	-	3	-	176	2,672
Investments	1,939	19	-	-	14	-	-	-	1,972
Accounts receivable, net	-	245	26	73	12	26	38	-	420
Inventories, net	-	503	174	108	-	98	22	-	905
Related party notes receivable, net	-	-	-	-	-	-	-	-	-
Property, plant and equipment, net	-	2,461	806	126	334	55	-	4	3,786
Goodwill and intangible assets, net	-	149	324	21	-	21	156	-	671
Other assets	1,277	466	459	93	91	18	4	201	2,609
Total assets	**$5,714**	**$4,439**	**$1,829**	**$430**	**$483**	**$224**	**$253**	**$1,467**	**$14,839**
LIABILITIES AND EQUITY									
Accounts payable, accrued expenses and other liabilities	$1,116	$1,501	$772	$103	$43	$43	$56	$73	$3,707
Securities sold, not yet purchased, at fair value	996	-	-	-	-	-	-	-	996
Debt	-	1,861	25	147	1	15	-	4,664	6,713
Total liabilities	**$2,112**	**$3,362**	**$797**	**$250**	**$44**	**$58**	**$56**	**$4,737**	**$11,416**
Equity attributable to Icahn Enterprises	$2,464	$550	$1,032	$165	$439	$166	$197	($3,270)	$1,743
Equity attributable to non-controlling interests	1,138	527	-	15	-	-	-	-	1,680
Total equity	**$3,602**	**$1,077**	**$1,032**	**$180**	**$439**	**$166**	**$197**	**($3,270)**	**$3,423**
Total liabilities and equity	**$5,714**	**$4,439**	**$1,829**	**$430**	**$483**	**$224**	**$253**	**$1,467**	**$14,839**

(1) All Other operating segments includes Food Packaging, Real Estate, Home Fashion, and Pharma.

17

Indicative Net Asset Value 18 Note: Refer to the next page for footnotes and additional information. As of ($Millions) 6/30/2025 3/31/2025 12/31/2024 9/30/2024 6/30/2024 $ 2,464 $ 2,479 $ 2,703 $ 2,745 $ 2,946 Holding Company interest in Investment Funds (1) 1,891 1,330 1,250 1,536 1,785 CVR Energy (2) 24 16 13 - - CVR Partners LP (2) $ 4,379 $ 3,825 $ 3,966 $ 4,281 $ 4,731 Total market - valued Subsidiaries and Investments: Other Subsidiaries: 71 159 197 254 298 Viskase (3) 715 728 743 442 434 Real Estate Segment (4) 166 166 162 164 160 WestPoint Home (1) 197 215 209 221 217 Vivus (1) 442 521 482 478 671 Automotive Services (5) - 3 9 10 14 Automotive Parts (1) 752 768 768 763 763 Automotive Owned Real Estate Assets (6) 1,194 1,292 1,259 1,251 1,448 Icahn Automotive Group $ 6,722 $ 6,385 $ 6,536 $ 6,613 $ 7,288 Operating Business Indicative Gross Asset Value 109 (3) 103 64 85 Add: Other Net Assets (7) $ 6,831 $ 6,382 $ 6,639 $ 6,677 $ 7,373 Indicative Gross Asset Value 1,086 1,318 1,397 1,566 1,470 Add: Holding Company cash and cash equivalents (8) (4,664) (4,699) (4,699) (4,683) (4,860) Less: Holding Company debt (8) $ 3,253 $ 3,001 $ 3,337 $ 3,560 $ 3,983 Indicative Net Asset Value Market - valued Subsidiaries and Investments:

Indicative Net Asset Value 19 Use of Indicative Net Asset Value Data The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors . Please note, however, that the indicative net asset value does not represent the market price at which the depositary units trade . Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation . The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own . Units may be bought and sold on The Nasdaq Global Select Market at prevailing market prices . Those prices may be higher or lower than the indicative net asset value of the depositary units as calculated by management . Prior to December 31 , 2024 , we used GAAP equity attributable to IEP for purposes of calculating our Real Estate Segment indicative net asset value . During the fourth quarter of the year ended December 31 , 2024 , we signed an agreement to sell certain properties in our Real Estate Segment and which would have resulted in a fair value that would have significantly exceeded their GAAP equity attributable to IEP . As a result, in the view of management, this segment’s GAAP equity attributable to IEP as of December 31 , 2024 no longer reflected indicative net asset value . Accordingly, these properties were valued based on the anticipated sales price adjusted for customary closing costs . Additionally, management performed a valuation with the assistance of third - party consultants to estimate fair - market value for the remaining assets in the Real Estate segment . We believe these changes better reflect the value of our Real Estate Segment’s assets and provide a more useful measurement for management and investors . Prior to December 31 , 2024 , we valued the Automotive Services business using the trailing twelve month Adjusted EBITDA . Management no longer believes that the trailing twelve month Adjusted EBITDA represents uniform performance and growth for the business . Accordingly, starting December 31 , 2024 management performed a valuation of the business using discounted cash flow and guideline public company methodologies with the assistance of third - party consultants and will continue to use these forward looking methodologies in future periods .

Indicative Net Asset Value 20 Footnotes to Company’s calculation of Indicative Net Asset Value: (1) Represents GAAP equity attributable to IEP as of each respective date. (2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by us as of each respective date. (3) Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the trailing twelve months ended as of each respective date. (4) For periods June 30, 2024, and September 30, 2024, value represents GAAP equity attributable to IEP as of each respective date. During the fourth quarter of 2024, we signed an agreement to sell certain properties in our Real Estate Segment, and which resulted in a fair value that significantly exceeded their GAAP equity attributable to IEP. The value for these properties as of December 31, 2024, March 31, 2025, and June 30, 2025, is based on the anticipated sales price adjusted for customary closing costs. Additionally, as of December 31, 2024, March 31, 2025, and June 30, 2025, for all other assets in the Real Estate Segment, including properties transferred from Icahn Automotive Group, excluding a debt investment, management performed a valuation with the assistance of third - party consultants to estimate fair - market value, which utilized the results of discounted cashflow and sales comparison methodologies. Different judgments or assumptions would result in different estimates of the value of these holdings. The Real Estate Segment’s debt investment is fair valued in accordance with GAAP as it has been historically. For reference, the GAAP equity attributable to us for the Real Estate Segment as of December 31, 2024, March 31, 2025, and June 2025 was $447 million, $430 million and $439, respectively. (5) For the periods June 30, 2024, and September 30, 2024, amounts based on market comparables, valued at 10.0x Adjusted EBITDA for the trailing twelve months ended as of each respective date. As of December 31, 2024, March 31, 2025, and June 30, 2025, management performed a valuation of the Icahn Automotive Group business with the assistance of third - party consultants to estimate fair - market value. This analysis utilized the average results of a discounted cashflow methodology and a guideline public company methodology. Different judgments or assumptions would result in different estimates of the value of the business. The Automotive Services business indicative net asset value is derived by carving out and separately presenting Automotive owned real estate (see footnote 6) from the total indicative net asset value of Icahn Automotive Group. (6) Management performed a valuation of Icahn Automotive Group’s owned real estate with the assistance of third - party consultants to estimate fair - market value. This analysis utilized property - level market rents, location level profitability, and utilized prevailing cap rates ranging from 7.0% to 10.0% as of June 30, 2024, and September 30, 2024, and ranging from 7.0% to 9.25% as of December 31, 2024, March 31, 2025, and June 30, 2025. The valuation assumed that triple net leases are in place for all the locations at rents estimated by management based on market conditions, except for certain properties management has identified they will exit in the near term, which have been downward adjusted for costs required to reach stabilized rent. There is no assurance we would be able to sell the assets on the timeline or at the prices and lease terms we estimate. Different judgments or assumptions would result in different estimates of the value of these real estate assets. Moreover, although we evaluate and provide our indicative net asset value on a regular basis, the estimated values may fluctuate in the interim, so that any actual transaction could result in a higher or lower valuation. During the three months ended June 30, 2025, certain properties were transferred from Icahn Automotive Group to our Real Estate Segment, and these assets are now included in our Real Estate Segment’s indicative net asset value. (7) Represents GAAP equity of the Holding Company Segment, excluding cash and cash equivalents, debt and non - cash deferred tax assets or liabilities. As June 30, 2024, September 30, 2024, December 31, 2024, March 31, 2025, and June 30, 2025, Other Net Assets includes $14, $13, $10, $10, and $9 million, respectively, of liabilities assumed from the Auto Plus bankruptcy. (8) Holding Company’s balance as of each respective date.

Adjusted EBITDA Reconciliations 21

Non - GAAP Financial Measures 22 The Company uses certain non - GAAP financial measures in evaluating its performance . These include non - GAAP EBITDA and Adjusted EBITDA . EBITDA represents earnings from continuing operations before net interest expense (excluding our Investment Segment), income tax (benefit) expense and depreciation and amortization . We define Adjusted EBITDA as EBITDA excluding certain effects of impairment, restructuring costs, transformation costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, performance of closed stores including closing costs, and certain other non - operational or non - recurring charges . We present EBITDA and Adjusted EBITDA on a consolidated basis and on a basis attributable to Icahn Enterprises net of the effects of non - controlling interests . We conduct substantially all of our operations through subsidiaries . The operating results of our subsidiaries may not be sufficient to make distributions to us . In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future . The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us . We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non - operational charges . Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt . Management uses, and believes that investors benefit from referring to, these non - GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods . Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets . Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed . Effective December 31 , 2023 , we modified our calculation of EBITDA to exclude the impact of net interest expense from the Investment segment . This change has been applied to all periods presented . We believe that this revised presentation improves the supplemental information provided to our investors because interest expense within the Investment segment is associated with its core operations of investment activity rather than representative of its capital structure . EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U . S . GAAP . For example, EBITDA and Adjusted EBITDA : • do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments; • do not reflect changes in, or cash requirements for, our working capital needs; and • do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt. Although depreciation and amortization are non - cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures . In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations . EBITDA and Adjusted EBITDA are not measurements of our financial performance under U . S . GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U . S . GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity . Given these limitations, we rely primarily on our U . S . GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance .

Adjusted EBITDA Reconciliation by Segment – *Twelve Months Ended June 30, 2025*

($Millions)	Investment	Energy	Automotive	Food Packaging[1]	Real Estate[1]	Home Fashion[1]	Pharma[1]	Holding Company	Consolidated
Adjusted EBITDA:									
Net (loss) income	($156)	($326)	($66)	($27)	$37	($11)	$7	($269)	($811)
Interest expense (income), net	-	93	(1)	11	(1)	2	(2)	250	352
Income tax (benefit) expense	-	(123)	(29)	(6)	-	-	-	3	(155)
Depreciation and amortization	-	359	71	21	19	6	28	1	505
EBITDA before non-controlling interests	**($156)**	**$3**	**($25)**	**($1)**	**$55**	**($3)**	**$33**	**($15)**	**($109)**
Impairment	-	-	-	12	-	-	-	-	12
Restructuring costs	-	-	-	8	-	1	-	-	9
Loss (gain) on disposition of assets, net	-	-	7	-	(48)	-	-	(3)	(44)
Transformation costs	-	-	36	-	-	-	-	-	36
Net gain on extinguishment of debt	-	-	-	-	-	-	-	(12)	(12)
Out of period adjustments	-	-	2	-	-	-	-	-	2
Gain on sale of equity method Investment	-	(24)	-	-	-	-	-	-	(24)
Gain on lease termination	-	-	(38)	-	-	-	-	-	(38)
Other	-	-	39	7	-	5	-	-	51
Adj. EBITDA before non-controlling interests	**($156)**	**($21)**	**$21**	**$26**	**$7**	**$3**	**$33**	**($30)**	**($117)**
Adjusted EBITDA attributable to IEP:									
Net (loss) income	($92)	($245)	($66)	($24)	$37	($11)	$7	($269)	($663)
Interest expense (income), net	-	49	(1)	9	(1)	2	(2)	250	306
Income tax (benefit) expense	-	(80)	(29)	(6)	-	-	-	3	(112)
Depreciation and amortization	-	192	71	18	19	6	28	1	335
EBITDA attributable to IEP	**($92)**	**($84)**	**($25)**	**($3)**	**$55**	**($3)**	**$33**	**($15)**	**($134)**
Impairment	-	-	-	11	-	-	-	-	11
Restructuring costs	-	-	-	7	-	1	-	-	8
Loss (gain) on disposition of assets, net	-	-	7	-	(48)	-	-	(3)	(44)
Transformation costs	-	-	36	-	-	-	-	-	36
Gain on extinguishment of debt, net	-	-	-	-	-	-	-	(12)	(12)
Out of period adjustments	-	-	2	-	-	-	-	-	2
Gain on sale of equity method Investment	-	(16)	-	-	-	-	-	-	(16)
Gain on lease termination	-	-	(38)	-	-	-	-	-	(38)
Other	-	-	39	8	-	5	-	-	52
Adjusted EBITDA attributable to IEP	**($92)**	**($100)**	**$21**	**$23**	**$7**	**$3**	**$33**	**($30)**	**($135)**

(1) The presentation of Adjusted EBITDA for "All Other Operating Segments" included in this presentation consists of results from our Food Packaging, Real Estate, Home Fashion, and Pharma segments.

23

Adjusted EBITDA Reconciliation by Segment – *Six Months Ended June 30, 2025*

($Millions)	Investment	Energy	Automotive	Food Packaging[1]	Real Estate[1]	Home Fashion[1]	Pharma[1]	Holding Company	Consolidated
Adjusted EBITDA:									
Net (loss) income	($384)	($219)	($52)	($17)	$39	($4)	$2	($146)	($781)
Interest expense (income), net	-	55	-	6	-	1	(1)	135	196
Income tax (benefit) expense	-	(99)	(18)	(3)	-	-	-	1	(119)
Depreciation and amortization	-	178	34	10	11	3	14	-	250
EBITDA before non-controlling interests	**($384)**	**($85)**	**($36)**	**($4)**	**$50**	**$0**	**$15**	**($10)**	**($454)**
Impairment	-	-	-	12	-	-	-	-	12
Restructuring costs	-	-	-	6	-	-	-	-	6
Loss (gain) on disposition of assets, net	-	-	4	-	(48)	-	-	-	(44)
Transformation costs	-	-	20	-	-	-	-	-	20
Gain on extinguishment of debt, net	-	-	-	-	-	-	-	(3)	(3)
Other	-	-	13	(1)	-	1	-	-	13
Adj. EBITDA before non-controlling interests	**($384)**	**($85)**	**$1**	**$13**	**$2**	**$1**	**$15**	**($13)**	**($450)**
Adjusted EBITDA attributable to IEP:									
Net (loss) income	($240)	($170)	($52)	($16)	$39	($4)	$2	($146)	($587)
Interest expense (income), net	-	31	-	5	-	1	(1)	135	171
Income tax (benefit) expense	-	(66)	(18)	(3)	-	-	-	1	(86)
Depreciation and amortization	-	98	34	9	11	3	14	-	169
EBITDA attributable to IEP	**($240)**	**($107)**	**($36)**	**($5)**	**$50**	**$0**	**$15**	**($10)**	**($333)**
Impairment	-	-	-	11	-	-	-	-	11
Restructuring costs	-	-	-	5	-	-	-	-	5
Loss (gain) on disposition of assets, net	-	-	4	-	(48)	-	-	-	(44)
Transformation costs	-	-	20	-	-	-	-	-	20
Gain on extinguishment of debt, net	-	-	-	-	-	-	-	(3)	(3)
Other	-	-	13	-	-	1	-	-	14
Adjusted EBITDA attributable to IEP	**($240)**	**($107)**	**$1**	**$11**	**$2**	**$1**	**$15**	**($13)**	**($330)**

(1) The presentation of Adjusted EBITDA for "All Other Operating Segments" included in this presentation consists of results from our Food Packaging, Real Estate, Home Fashion, and Pharma segments.

24

Adjusted EBITDA Reconciliation by Segment – *Six Months Ended June 30, 2024*

($Millions)	Investment	Energy	Automotive	Food Packaging [1]	Real Estate [1]	Home Fashion [1]	Pharma [1]	Holding Company	Consolidated
Adjusted EBITDA:									
Net (loss) income	($470)	$103	($2)	$4	($2)	($1)	$4	($148)	($512)
Interest expense (income), net	-	39	(1)	6	-	-	(1)	104	147
Income tax (benefit) expense	-	(18)	(4)	3	-	-	-	30	11
Depreciation and amortization	-	182	37	13	7	3	14	-	256
EBITDA before non-controlling interests	**($470)**	**$306**	**$30**	**$26**	**$5**	**$2**	**$17**	**($14)**	**($98)**
Loss on disposition of assets, net	-	-	4	-	-	-	-	-	4
Transformation costs	-	-	22	-	-	-	-	-	22
Loss on extinguishment of debt, net	-	-	-	-	-	-	-	1	1
Out of period adjustments	-	-	(2)	-	-	-	-	-	(2)
Other	-	-	3	3	-	-	1	-	7
Adj. EBITDA before non-controlling interests	**($470)**	**$306**	**$57**	**$29**	**$5**	**$2**	**$18**	**($13)**	**($66)**
Adjusted EBITDA attributable to IEP:									
Net (loss) income	($280)	$57	($2)	$3	($2)	($1)	$4	($148)	($369)
Interest expense (income), net	-	20	(1)	6	-	-	(1)	104	128
Income tax (benefit) expense	-	(10)	(4)	3	-	-	-	30	19
Depreciation and amortization	-	97	37	12	7	3	14	-	170
EBITDA attributable to IEP	**($280)**	**$164**	**$30**	**$24**	**$5**	**$2**	**$17**	**($14)**	**($52)**
Loss on disposition of assets, net	-	-	4	-	-	-	-	-	4
Transformation costs	-	-	22	-	-	-	-	-	22
Loss on extinguishment of debt, net	-	-	-	-	-	-	-	1	1
Out of period adjustments	-	-	(2)	-	-	-	-	-	(2)
Other	-	-	3	2	-	-	1	-	6
Adjusted EBITDA attributable to IEP	**($280)**	**$164**	**$57**	**$26**	**$5**	**$2**	**$18**	**($13)**	**($21)**

(1) The presentation of Adjusted EBITDA for "All Other Operating Segments" included in this presentation consists of results from our Food Packaging, Real Estate, Home Fashion, and Pharma segments.

25

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2024*

($Millions)	Investment	Energy	Automotive	Food Packaging[1]	Real Estate[1]	Home Fashion[1]	Pharma[1]	Holding Company	Consolidated
Adjusted EBITDA:									
Net (loss) income	($242)	($4)	($16)	($6)	($4)	($8)	$9	($271)	($542)
Interest expense (income), net	-	77	(2)	11	(1)	1	(2)	219	303
Income tax (benefit) expense	-	(42)	(15)	-			-	32	(25)
Depreciation and amortization	-	363	74	24	15	6	28	1	511
EBITDA before non-controlling interests	($242)	$394	$41	$29	$10	($1)	$35	($19)	$247
Restructuring costs	-	-	-	2	-	1	-	-	3
Loss (gain) on disposition of assets, net	-	-	7	-	-	-	-	(3)	4
Transformation costs	-	-	38	-	-	-	-	-	38
Net gain on extinguishment of debt	-	-	-	-	-	-	-	(8)	(8)
Gain on sale of equity method Investment	-	(24)	-	-	-	-	-	-	(24)
Gain on lease termination	-	-	(38)	-	-	-	-	-	(38)
Other	-	-	29	11	-	4	1	-	45
Adj. EBITDA before non-controlling interests	($242)	$370	$77	$42	$10	$4	$36	($30)	$267
Adjusted EBITDA attributable to IEP:									
Net (loss) income	($132)	($18)	(16)	($5)	(4)	(8)	9	(271)	($445)
Interest expense (income), net	-	38	(2)	10	(1)	1	(2)	219	263
Income tax (benefit) expense	-	(24)	(15)	-	-	-	-	32	(7)
Depreciation and amortization	-	191	74	21	15	6	28	1	336
EBITDA attributable to IEP	($132)	$187	$41	$26	$10	($1)	$35	($19)	$147
Restructuring costs	-	-	-	2	-	1	-	-	3
Loss (gain) on disposition of assets, net	-	-	7	-	-	-	-	(3)	4
Transformation costs	-	-	38	-	-	-	-	-	38
Net gain on extinguishment of debt	-	-	-	-	-	-	-	(8)	(8)
Gain on sale of equity method Investment	-	(16)	-	-	-	-	-	-	(16)
Gain on lease termination	-	-	(38)	-	-	-	-	-	(38)
Other	-	-	29	10	-	4	1	-	44
Adjusted EBITDA attributable to IEP	($132)	$171	$77	$38	$10	$4	$36	($30)	$174

(1) The presentation of Adjusted EBITDA for "All Other Operating Segments" included in this presentation consists of results from our Food Packaging, Real Estate, Home Fashion, and Pharma segments.

26

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2023*

($Millions)	Investment	Energy	Automotive	Food Packaging [1]	Real Estate [1]	Home Fashion [1]	Pharma [1]	Holding Company	Consolidated
Adjusted EBITDA:									
Net (loss) income	($1,353)	$831	($6)	$13	$16	($6)	($3)	($504)	($1,012)
Interest expense (income), net	-	52	-	12	-	1	(1)	189	253
Income tax expense (benefit)	-	189	(10)	4	-	-	-	(93)	90
Depreciation and amortization	-	363	81	25	13	7	28	1	518
EBITDA before non-controlling interests	($1,353)	$1,435	$65	$54	$29	$2	$24	($407)	($151)
Impairment	-	-	7	-	-	-	-	-	7
Credit loss on related party note receivable	-	-	-	-	-	-	-	139	139
Loss on deconsolidation of subsidiary	-	-	-	-	-	-	-	246	246
Restructuring costs	-	-	-	-	-	1	-	-	1
Gain on disposition of assets, net	-	-	(10)	-	-	-	-	-	(10)
Transformation costs	-	-	41	-	-	-	-	-	41
Net gain on extinguishment of debt	-	-	-	-	-	-	-	(13)	(13)
Other	-	-	10	11	(1)	-	1	-	21
Adj. EBITDA before non-controlling interests	($1,353)	$1,435	$113	$65	$28	$3	$25	($35)	$281
Adjusted EBITDA attributable to IEP:									
Net (loss) income	($701)	$508	($6)	$12	$16	($6)	($3)	($504)	($684)
Interest expense (income), net	-	24	-	11	-	1	(1)	189	224
Income tax expense (benefit)	-	135	(10)	4	-	-	-	(93)	36
Depreciation and amortization	-	202	81	22	13	7	28	1	354
EBITDA attributable to IEP	($701)	$869	$65	$49	$29	$2	$24	($407)	($70)
Impairment	-	-	7	-	-	-	-	-	7
Credit loss on related party note receivable	-	-	-	-	-	-	-	139	139
Loss on deconsolidation of subsidiary	-	-	-	-	-	-	-	246	246
Restructuring costs	-	-	-	-	-	1	-	-	1
Gain on disposition of assets, net	-	-	(10)	-	-	-	-	-	(10)
Transformation costs	-	-	41	-	-	-	-	-	41
Net gain on extinguishment of debt	-	-	-	-	-	-	-	(13)	(13)
Other	-	-	10	10	(1)	-	1	-	20
Adjusted EBITDA attributable to IEP	($701)	$869	$113	$59	$28	$3	$25	($35)	$361

(1) The presentation of Adjusted EBITDA for "All Other Operating Segments" included in this presentation consists of results from our Food Packaging, Real Estate, Home Fashion, and Pharma segments.

27

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2022*

($Millions)	Investment	Energy	Automotive	Food Packaging [1]	Real Estate [1]	Home Fashion [1]	Pharma [1]	Holding Company	Consolidated
Adjusted EBITDA:									
Net (loss) income	($223)	$596	($192)	$2	$7	($22)	($18)	($175)	($25)
Interest expense (income), net	-	84	2	8	-	3	(1)	259	355
Income tax expense (benefit)	-	140	(54)	7	-	-	-	(59)	34
Depreciation and amortization	-	353	80	27	13	7	28	1	509
EBITDA before non-controlling interests	($223)	$1,173	($164)	$44	$20	($12)	$9	$26	$873
Restructuring costs	-	-	-	-	-	2	-	-	2
Gain on disposition of assets, net	-	-	(3)	-	-	-	-	-	(3)
Transformation losses	-	-	53	-	-	-	-	-	53
Net loss on extinguishment of debt	-	-	-	-	-	-	-	1	1
Out of period adjustments	-	-	51	1	-	-	-	-	52
Call option lawsuits settlement	-	79	-	-	-	-	-	-	79
Other	-	1	32	6	-	-	1	-	40
Adj. EBITDA before non-controlling interests	($223)	$1,253	($31)	$51	$20	($10)	$10	$27	$1,097
Adjusted EBITDA attributable to IEP:									
Net (loss) income	($89)	$304	($192)	$2	$7	($22)	($18)	($175)	($183)
Interest expense (income), net	-	44	2	7	-	3	(1)	259	314
Income tax expense (benefit)	-	103	(54)	6	-	-	-	(59)	(4)
Depreciation and amortization	-	199	80	24	13	7	28	1	352
EBITDA attributable to IEP	($89)	$650	($164)	$39	$20	($12)	$9	$26	$479
Restructuring costs	-	-	-	-	-	2	-	-	2
Gain on disposition of assets, net	-	-	(3)	-	-	-	-	-	(3)
Transformation losses	-	-	53	-	-	-	-	-	53
Net loss on extinguishment of debt	-	-	-	-	-	-	-	1	1
Out of period adjustments	-	-	51	1	-	-	-	-	52
Call option lawsuits settlement	-	56	-	-	-	-	-	-	56
Other	-	1	32	5	-	-	1	-	39
Adjusted EBITDA attributable to IEP	($89)	$707	($31)	$45	$20	($10)	$10	$27	$679

(1) The presentation of Adjusted EBITDA for "All Other Operating Segments" included in this presentation consists of results from our Food Packaging, Real Estate, Home Fashion, and Pharma segments.

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